Exhibit 99.1

Callon Petroleum Company Provides Permian Horizontal Drilling Update

Natchez, MS (August 1, 2012) - Callon Petroleum Company (CPE) today provided an operational update related to its horizontal Permian Basin drilling program.

The company highlighted its recent activity:

•	Commenced production of its first horizontal oil well targeting the Wolfcamp B shale at a 24-hour initial production rate of 827 Boepd (94% oil), currently producing at a rate of 616 Boepd (88% oil).

•	Scheduled completion of its second horizontal Wolfcamp B well, which was drilled to a total lateral length of 7,113 feet, for late August.

•	Initiated drilling a vertical well on its contiguous 14,470 net acre position in Borden County to evaluate the potential for horizontal development of the Cline shale and Mississippian lime zones.

Fred Callon, Chairman, President and CEO, commented, “Our collective technical and operational efforts to initiate a horizontal drilling program in the Permian basin are yielding promising results as evidenced by our first Wolfcamp B well in Upton County. Callon's current inventory of horizontal Wolfcamp B wells in the southern Midland Basin, combined with the potential to develop additional Wolfcamp zones on the same acreage position, provides a foundation for production and reserve growth in the near-term. In addition, we have recently commenced drilling on our northern Midland Basin acreage which we believe has the potential for horizontal development of the Cline shale and Mississippian lime zones. These emerging horizontal plays have the potential to accelerate the contribution of our onshore assets to Callon's financial and operational results.”

Southern Midland. Callon initiated a horizontal drilling program at its East Bloxom field in the second quarter of 2012, targeting the Wolfcamp B shale. The first well, the Neal #321H (100% WI), was drilled to a lateral length of 7,430 feet, and was completed with 27 fracture stimulation stages. The well began flowing back in early July and had an initial 24-hour production rate of 827 Boepd (94% oil) on a 32/64” choke. The Neal #321H is currently producing 616 Boepd (88% oil) on a 38/64” choke.

A second horizontal well, the Neal #651H (100% WI), was drilled to a lateral length of 7,113 feet, and plans are to commence completion on August 20th with 24 fracture stimulation stages.

Callon estimates that it has the potential to drill a total of 24 horizontal wells targeting the Wolfcamp B shale at its East Bloxom field based on current assumptions of 160-acre spacing. Additionally, the company estimates that there are 19 potential horizontal Wolfcamp B locations at its newly acquired Taylor Draw field in southern Reagan County.

Northern Midland. Callon is currently drilling a vertical evaluation well on its 14,470 net acre position in Borden County. The well is planned to be drilled to the Ellenburger formation, during which whole cores will be taken in the Cline shale and Mississippian lime zones. After the vertical well is drilled, Callon plans to drill two horizontal exploration wells, with one well targeting the Cline shale and one well targeting the Mississippian lime.

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

It should be noted that this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are identified by the words "expects," "intends," "plans" and words of similar import, and include statements regarding the Company`s drilling and other future plans. These statements reflect the company`s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are changes in commodity prices, results of our drilling program and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC`s website at www.sec.gov.

For further information contact
Rodger Smith, 1-800-451-1294